Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3, No. 333-123457) of ING USA Annuity and Life Insurance Company and in the related Prospectus of our reports dated March 31, 2010, with respect to the financial statements and schedules of ING USA Annuity and Life Insurance Company included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/	Ernst & Young LLP

Atlanta, Georgia

March 31, 2010